Exhibit 28 (a) (20) under Form N-1A

Exhibit 3(i) under Item 601/Reg S-K

AMENDMENT #29

TO THE RESTATED AND AMENDED

DECLARATION OF TRUST

FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

This Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 – Establishment and Designation of Series or Class of Article III – BENEFICIAL INTEREST from the Declaration of Trust and substitute in its place the following:

"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Capital Income Fund

Class A Shares

Class B Shares

Class C Shares

Class F Shares

Class R Shares

Institutional Shares

Federated Floating Rate Strategic Income Fund

Class A Shares

Class C Shares

Class R6 Shares

Institutional Shares

Federated Fund for U. S. Government Securities

Class A Shares

Class B Shares

Class C Shares

Federated Intermediate Corporate Bond Fund

Service Shares

Institutional Shares

Federated Muni and Stock Advantage Fund

Class A Shares

Class B Shares

Class C Shares

Class F Shares

Institutional Shares

Federated Prudent DollarBear Fund

Class A Shares

Class C Shares

Institutional Shares

Federated Real Return Bond Fund

Class A Shares

Class C Shares

Institutional Shares

Federated Short-Term Income Fund

Class A Shares

Class Y Shares

Class R6 Shares

Service Shares

Institutional Shares

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the _____day of ______________ to become effective on _________________.

WITNESS the due execution hereof this _____ day of _________,____.

___________________________	_________________________________
John B. Fisher	Peter E. Madden

___________________________	_________________________________
John T. Collins	Charles F. Mansfield, Jr.

___________________________	_________________________________
J. Christopher Donahue	Thomas M. O’Neill

___________________________	__________________________________
G. Thomas Hough	P. Jerome Richey

___________________________	__________________________________
Maureen Lally-Green	John S. Walsh